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                                                                 Exhibit 23.3



                            [RATNER & PRESTIA LETTERHEAD]


                                   October 9, 1997




Mr. James Murphy
Apollon, Inc.
One Great Valley Parkway
Malvern, PA 19355

Dear Jim,

     This is to confirm that we hereby consent to the reference to our firm in the "Expert" section of Apollon's proposed Registration Statement on Form S-1, (a proof copy of which we received earlier today), which reference is made in connection with the statement about certain patents of Vical in the "Risk Factor-Patents and Proprietary Rights" section of that statement.

                                   Very truly yours,


                                   Ratner & Prestia

                                   /s/ Paul Prestia
                                   ----------------
                                   Paul Prestia



PFP/bgd